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                                                                    EXHIBIT 10.3

                     TAX ALLOCATION AND INDEMNITY AGREEMENT


    THIS TAX ALLOCATION AND INDEMNITY AGREEMENT (the "Agreement"), dated as of December 31, 1998, is by and between GRAND CASINOS, INC., a Minnesota corporation ("Company"); and LAKES GAMING, INC., a Minnesota corporation and wholly owned subsidiary of Company ("Lakes").

                        RECITALS AND CERTAIN DEFINITIONS

    WHEREAS, Company and its subsidiaries currently are members of an Affiliated Group (as defined below), of which Company is the common parent corporation; and such Affiliated Group includes without limitation three subsidiary corporations incorporated outside the United States;

    WHEREAS, Company, directly and through certain wholly-owned subsidiaries,
(a) owns, operates and develops certain gaming and resort facilities located in the State of Mississippi (as more specifically defined in the Distribution Agreement referred to below, as the "Mississippi Business"); and (b) manages and develops certain gaming and resort facilities located outside the State of Mississippi (as more specifically defined in the same Distribution Agreement, as the "Non-Mississippi Business");

    WHEREAS, subject to Company shareholder ratification and certain other conditions, the Board of Directors of Company has determined that it is in the best interests of Company and the shareholders of Company to separate the Non-Mississippi Business from the Mississippi Business through a pro rata distribution (the "Distribution") to the holders of the common stock of the Company of all of the outstanding shares of the common stock, par value $.01 per share, of Lakes;

    WHEREAS, as set forth in the written Distribution Agreement between the parties, dated as of December 31, 1998 (the "Distribution Agreement"), and subject to the terms and conditions thereof, Company will contribute to Lakes, prior to the Distribution, all the operations, assets and liabilities of the Non-Mississippi Business and such other assets, liabilities and operations as are described in the Distribution Agreement (the "Lakes Business and Assets");

    WHEREAS, as set forth in the Distribution Agreement, and subject to the terms and conditions thereof, Company will retain, immediately after the Distribution, all the operations, assets and liabilities of the Mississippi Business other than certain of such assets, liabilities and operations contributed to Lakes prior to the Distribution as described in the Distribution Agreement (the "Mississippi Business and Assets"); and

    WHEREAS, in contemplation of the Distribution, pursuant to which Lakes and its subsidiaries will cease to be members of the Affiliated Group (as defined below) now including Company, the parties hereto have determined to enter into this Agreement setting forth their agreement with respect to certain tax matters;

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    NOW THEREFORE, in consideration of the foregoing premises, which are an integral part of this Agreement, and the respective covenants, terms and conditions set forth below, the parties hereto agree as follows:

                                    AGREEMENT

    Section 1. General Definitions. For purposes of this Agreement, the following terms shall have meanings set forth below:

    "Affiliated Group" shall mean either (a) an affiliated group of corporations within the meaning of Code section 1504(a) (but without regard to the exclusions contained in Code section 1504(b)) for the Taxable Period; or (b) for purposes of any state, province, local or foreign Income Tax matters, any consolidated, combined or unitary group of corporations within the meaning of the corresponding provisions of Tax law for the applicable jurisdiction.

    "Base Stratosphere Loss" shall have the meaning set forth in Section
3(d)(ii).

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Distribution" shall mean the Distribution described in the Recitals.

    "Distribution Date" shall mean the effective date of the Distribution.

    "Final Determination" shall mean the final resolution of any Tax matter. A Final Determination shall result from the first to occur of:

              (i) either (A) the expiration of 30 days after the IRS' acceptance of a waiver of restrictions on assessment and collection of deficiency in a federal Tax and acceptance of overassessment on Treasury Form 870, 870-AD or any successor comparable form (the "Waiver"), except as to reserved matters specified therein; or (B) the expiration of 30 days after acceptance by any other taxing authority of a comparable agreement or form under the laws of any other jurisdiction, including state, province, local or foreign jurisdictions; unless, within such 30-day period, the taxpayer gives notice to the other party to this Agreement of the taxpayer's intention to attempt to recover all or part of any amount paid pursuant to the Waiver by the filing of a timely claim for refund;

              (ii) a decision, judgment, decree or other order by a court of competent jurisdiction that is not subject to further judicial review (by appeal or otherwise) and has become final;

              (iii) the execution of (A) a closing agreement under Code section 7121, or the acceptance by the IRS of an offer in compromise under Code section 7122; or (B) any comparable agreement under the laws of any other jurisdiction, including state, province, local or foreign jurisdictions, except as to reserved matters specified therein;

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              (iv) the expiration of the time for filing a claim for refund or for instituting suit in respect of a claim for refund that was disallowed in whole or part by the IRS or any other taxing authority;

              (v)  the expiration of the applicable statute of limitations; or

              (vi) an agreement by the parties hereto that a Final Determination has been made.

    "Income Tax Benefit" shall mean a reduction in the Income Tax Liability of a taxpayer (or of the Affiliated Group of which it is a member) for any Taxable Period. Except as otherwise provided in this Agreement, an Income Tax Benefit shall be deemed to have been realized or received from an Income Tax Item in a Taxable Period, only if and to the extent that the Income Tax Liability of the taxpayer (or the Affiliated Group of which it is a member) for such Taxable Period, after taking into account the effect of the Income Tax Item on the Income Tax Liability of such taxpayer in all prior Taxable Periods, is less than it would have been if such Income Tax Liability were determined without regard to such Income Tax Item. If any Income Tax Benefit of an Income Tax Item is limited for a Taxable Period in a way that creates an Income Tax Benefit in any other Taxable Period, the latter Income Tax Benefit shall be treated as caused by the original Income Tax Item.

    "Income Tax Detriment" shall mean an increase in the Income Tax Liability of a taxpayer (or of the Affiliated Group of which it is a member) for any Taxable Period. Except as otherwise provided in this Agreement, an Income Tax Detriment shall be deemed to have been realized or suffered from an Income Tax Item in a Taxable Period, only if and to the extent that the Income Tax Liability of the taxpayer (or the Affiliated Group of which it is a member) for such Taxable Period, after taking into account the effect of the Income Tax Item on the Income Tax Liability of such taxpayer in all prior Taxable Periods, is greater than it would have been if such Income Tax Liability were determined without regard to such Income Tax Item. If any Income Tax Detriment of an Income Tax
Item is limited for a Taxable Period in a way that creates an Income Tax Detriment in any other Taxable Period, the latter Income Tax Detriment shall be treated as caused by the original Income Tax Item.

    "Income Tax Item" shall mean any item of income, gain, loss, deduction, credit, recapture of credit, or any other item that may have the effect of increasing or decreasing Income Taxes paid or payable.

    "Income Tax Liability" shall mean the net amount of Income Taxes due and paid or payable for any Taxable Period, determined after applying all income tax credits and all applicable carrybacks or carryovers permitted hereunder for net operating losses, net capital losses, unused general business tax credits, or any other Income Tax Items arising from a prior or subsequent Taxable Period, and all other relevant adjustments; and shall include without limitation the net amount due and paid or payable for alternative minimum tax imposed under Code section 55 or similar alternative or add-on minimum taxes.

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    "Income Taxes" shall mean all federal, state, province, local and foreign
Taxes imposed upon, or measured by, net income, including without limitation, alternative or add-on minimum taxes (including the alternative minimum tax imposed under Code section 55); together with all related interest, penalties and additions to tax.

    "Indemnifying Party" shall mean any party that is required to pay or reimburse any other party pursuant to the terms and conditions of this Agreement.

    "Indemnified Party" shall mean any party that is entitled to receive payment or reimbursement from an Indemnifying Party pursuant to the terms and conditions of this Agreement.

    "IRS" shall mean the United States Internal Revenue Service or any successor thereto, including but not limited to its agents, representatives and attorneys.

    "Lakes Business and Assets" shall have the meaning set forth in the Recitals.

    "Lakes Group" shall mean Lakes and each other corporation that was a Pre-Distribution Member and, immediately after the Distribution, will be a member of the Affiliated Group in which Lakes is the common parent.

    "Lakes Business and Assets" shall have the meaning set forth in the Recitals.

    "Lakes Member" shall mean a corporation that is a member of the Lakes Group.

    "Mississippi Business and Assets" shall have the meaning set forth in the Recitals.

    "Other Taxes" shall mean any and all Taxes other than Income Taxes, together with all related interest, penalties and additions to tax.

    "Other Tax Item" shall mean any item of sales, other revenues, purchases, services, other transactions, property valuation, assets, liabilities, securities, payroll, other compensation, income, gain, loss, deduction, credit, recapture of credit, or any other item that may have the effect of increasing or decreasing Other Taxes paid or payable.

    "Post-Distribution Company Group" shall mean Company and each other corporation that was a Pre-Distribution Member and, immediately after the Distribution, will be a member of the Affiliated Group in which Company is the common parent. To the extent applicable to any state Income Tax matters, the Post-Distribution Company Group shall include all such corporations joining in the filing of a consolidated, unitary or combined Tax Return for the state in question.

    "Post-Distribution Company Member" shall mean any corporation that is a member of the Post-Distribution Company Group.

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    "Post-Distribution Straddle Period" shall mean, with respect to any Straddle
Period, the portion thereof beginning on the day after the Distribution Date and ending on the last day of such Straddle Period.

    "Post-Distribution Taxable Period" shall mean a Taxable Year that begins after the Distribution Date.

    "Pre-Distribution Group" shall mean Company, Lakes and each other corporation that was a member of the Affiliated Group in which Company was the common parent during any Pre-Distribution Taxable Period or Pre-Distribution Straddle Period. For purposes of this Agreement, the Pre-Distribution Group shall terminate on the Distribution Date. To the extent applicable to any state Income Tax matters, the Pre-Distribution Group shall include all such corporations joining in the filing of a consolidated, combined or unitary Income Tax Return for the state in question.

    "Pre-Distribution Member" shall mean a corporation that was a member of the Pre-Distribution Group.

    "Pre-Distribution Straddle Period" shall mean, with respect to any Straddle Period, the portion beginning on the first day of such Straddle Period and ending on the Distribution Date.

    "Pre-Distribution Taxable Period" shall mean a Taxable Year that ends on or before the Distribution Date.

    "Representative" means, with respect to any person or entity, any of such person's or entity's directors, officers, employees, agents, consultants, accountants, attorneys and other advisors.

    "Section 355 Tax Liability" means any Income Tax Liability that is incurred by Company or any other Post-Distribution Company Member solely because the Distribution is not tax-free with respect to Company under Code section 355.

    "Straddle Period" shall mean any Taxable Year beginning before and ending after the close of business on the Distribution Date.

    "Stratosphere Losses" shall mean any losses or Income Tax deductions occurring at any time and attributable to the ownership (at any time before the Distribution) by any Pre-Distribution Member of any asset that is a form of investment in Stratosphere Corporation, a Delaware corporation, Stratosphere Gaming Corp., a Nevada corporation, or any of their respective subsidiaries ("Stratosphere") or any amount receivable from Stratosphere; including without limitation any capital stock, notes receivable, cash advances and other debts such as accounts receivable arising from the delivery of goods or services to Stratosphere or from intercompany expense allocations to Stratosphere; and also including any expenses relating thereto and incurred by a Pre-Distribution Member before the Distribution, but excluding any such asset that did not exist before the Distribution.

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    "Stratosphere Tax Benefits" shall mean all Income Tax Benefits that are realized or received at any time by the Pre-Distribution Group, the Lakes Group or the Post-Distribution Company Group from Stratosphere Losses.

    "Tax" (or "Taxes") shall mean all actual (and estimated payments of) taxes, charges, fees, imposts, levies, gaming or other governmental assessments, including, all net income, gross receipts, gross income, capital, sales, use, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, premium, property, ad valorem, custom duties, fees, assessments and charges of any kind whatsoever; together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) with respect to Taxes; and including any transferee liability in respect of Taxes.

    "Tax Item" shall mean, generically, any item that is either an Income Tax Item or an Other Tax Item, or both.

    "Tax Practices" shall mean the most recently applied policies, procedures and practices employed by the Pre-Distribution Group in the preparation and filing of, and positions taken on, any Tax Returns of Company or any Pre-Distribution Member for any Pre-Distribution Taxable Period.

    "Tax Returns" shall mean all reports, estimates, declarations of estimated Tax, information statements, and returns (including without limitation any amendments thereto) relating to, or required to be filed in connection with any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

    "Taxable Period" shall mean a Pre-Distribution Taxable Period, a Straddle Period or a Post-Distribution Taxable Period.

    "Taxable Year" shall mean a taxable year (which may be shorter than a full calendar or fiscal year), year of assessment or similar period with respect to which any Tax may be imposed.

    "Transaction Taxes" shall include only those Taxes described in Section 6.05 of the Distribution Agreement.

    Section 2. Filing of Tax Returns. Tax Returns shall be filed by the parties as follows:

         (a) By Company. Company shall prepare and timely file, or cause to be prepared and timely filed:

              (i) all Tax Returns with respect to Taxes (other than Transaction Taxes) of, or with respect to, the Pre-Distribution Group and each Pre-Distribution Member for all Pre-Distribution Taxable Periods, except for Tax Returns that relate solely to any Lakes Member or group of Lakes Members and are not required to be filed on or before the Distribution

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Date;

              (ii) all Tax Returns with respect to Taxes (other than Transaction Taxes) of, or with respect to, the Post-Distribution Company Group and each Post-Distribution Company Member for all Straddle Periods and Post-Distribution Taxable Periods, including without limitation any Tax Returns that are required to be filed on a consolidated, combined or unitary basis that includes any Lakes Member and any Post-Distribution Company Member for a Straddle Period.

         (b) By Lakes. Lakes shall prepare and timely file, or cause to be prepared and timely filed:

              (i) all Tax Returns with respect to Taxes (other than Transaction Taxes) that relate solely to any Lakes Member or group of Lakes Members for all Pre-Distribution Taxable Periods that are not required to be filed on or before the Distribution Date; and

              (ii) all Tax Returns with respect to Taxes (other than Transaction Taxes) of the Lakes Group or any Lakes Member for all Straddle Periods and Post-Distribution Taxable Periods, other than any Tax Returns that are required to be filed on a consolidated, combined or unitary basis that includes any Lakes Member and any Post-Distribution Company Member for a Straddle Period.

         (c) Transaction Taxes. The provisions of Section 6.05 of the Distribution Agreement and Section 3(e) of this Agreement shall govern (i) the preparation and filing of all Tax Returns with respect to any Transaction Taxes and (ii) the payment of such Transaction Taxes.

         (d) Taxable Year. Lakes and Company agree that, to the extent permitted by applicable law, (i) the Taxable Year of each Lakes Member included in the Tax Return filed for consolidated federal Income Tax purposes of the Pre-Distribution Group for the Pre-Distribution Taxable Period (or, if applicable, the Straddle Period) that includes the Distribution Date (and all Tax Returns for the corresponding consolidated, combined or unitary state, province, local or foreign Income Taxes of the Pre-Distribution Group) shall end on the Distribution Date; and (ii) the Lakes Group and each Lakes Member shall begin a new Taxable Year for purposes of such federal, state, province, local and foreign Income Taxes on the day after the Distribution Date. The parties further agree that, to the extent permitted by applicable law, all federal, state, province, local and foreign Tax Returns shall be filed consistently with this position.

         (e) Past Tax Practices. Each of Company (including its Representatives) and Lakes (including its Representatives) shall prepare all Tax Returns required to be filed by it pursuant to this Section 2 (i) for all Taxable Years ended on or before December 31, 1999, in a manner consistent with Company's past Tax Practices, except as otherwise expressly required hereunder, by changes in applicable law or material underlying facts or as the parties hereto may otherwise agree in writing; and (ii) in a manner consistent with the IRS Ruling required by the

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Distribution Agreement.

         (f) Cooperation and Provision of Filing Information. Lakes (or Company, as the case may be) shall cooperate (as provided in Section 9) and assist Company (or Lakes) in the preparation and filing of all Tax Returns subject to this Section 2 and submit to Company (or Lakes): (i) all necessary filing information in a manner consistent with past Tax Practices and (ii) all other information reasonably requested by Company (or Lakes) in connection with the preparation of such Tax Returns promptly after such request. It is expressly understood and agreed that Company's (or Lakes') ability to discharge its Tax Return preparation and filing responsibilities is contingent upon Lakes (or Company) providing Company (or Lakes) with all such cooperation, assistance and information reasonably necessary or requested for the filing of such Income Tax Returns and that Lakes (or Company) shall indemnify Company (or Lakes), if, and to the extent that, Taxes are increased as a result of material inaccuracies in such information or failures to provide such cooperation, information and assistance on a timely basis.

         (g) Advance Review and Approval of Tax Returns. To facilitate the rights and obligations of the parties under this Section 2, at least forty-five
(45) days prior to the filing of any Tax Return including Tax Items to be reported under the following paragraph, and at least thirty (30) days prior to the filing of any other Tax Return that includes one or more Lakes Members, Company shall provide Lakes with a copy of such Tax Return. Lakes, its Representatives and any accountant appointed under the following provisions of this Section 2(g) shall have the right to review all related work papers at any reasonable time after such copy is furnished.

         Promptly following the receipt by Lakes of an advance copy of a Tax Return to be filed by Company, Company and Lakes shall first consult with each other regarding the comments of Lakes and its Representatives with respect to such Tax Returns and each of them shall in good faith (i) attempt to resolve any differences with respect to the preparation and accuracy of such Tax Returns and their consistency with past Tax Practices and (ii) consider the other's recommendations for alternative positions having a "reasonable basis" (as defined in Code section 6662) with respect to Income Tax Items or other information to be reflected on such Tax Return, and alternative positions for reporting Other Tax Items having reasonable basis under the Tax law governing Other Taxes. Notwithstanding the preceding sentence, to the extent any such Tax Items are reasonably anticipated to affect (i) any Tax liability allocated to the Lakes Group or one or more Lakes Members under Section 3, (ii) any Section 355 Tax Liability, (iii) any Stratosphere Tax Benefits or (iv) any utilization of Stratosphere Losses by Company or any other Post-Distribution Company Member or by Lakes or any Lakes Member (except to the extent any Stratosphere Tax Benefits derived from the Stratosphere Losses are to be allocated equally under
Section 3(d)(iii), which Tax Item shall remain under the control of Company), and following such consultation, Company (and its Representatives) shall in good faith accept the recommendation of Lakes and its Representatives with respect to the Tax Return reporting of such Tax Items to be reported on such Tax Return; provided, however, that to the extent such recommendations relate to the Base Stratosphere Loss defined in Section 3(d)(ii), such recommendations shall have a reasonable basis (as described above) and, to the extent such recommendations relate to any other Income Tax Items, such recommendations are supported by "substantial authority" as defined in Code section 6662.

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         If the parties are unable to agree whether any recommended position on a Tax Item to be determined under the preceding sentence has such a reasonable basis or is supported. by substantial authority, as the case may be, each of them shall (no later than thirty (30) days before the affected Tax Return is due, including all allowable extensions of time to file such Tax Return) appoint a certified public accountant who is a tax partner of one of the six largest public accounting firms in the United States (other than any firm used by either of the parties as its primary public accounting firm for Tax consulting matters) as its representative to determine such matter and, if such accountants are unable to agree on the matter within ten (10) business days following such appointments, such accountants shall mutually appoint a third certified public accountant, who is a tax partner of a neutral accounting firm from among such remaining firms, who shall finally determine such matter. Such appointed accountants shall diligently attempt resolve such matter. The fees and expenses of such accountants shall be allocated between the parties in the same manner as Transaction Taxes, unless such amounts are otherwise equitably allocated between the parties by the accountants or accountant making the final determination, taking into account the relative benefits and detriments of such determination.

         Any Tax Return reporting position determined under this Section 2(g) shall be supported in good faith by Company and Lakes until the position is affirmed or modified by a Final Determination in which Company (and, if applicable, Lakes) exerted its reasonable best efforts to support the position.

    Section 3. Payment and Allocation of Tax Liabilities.

         (a) Tax Liabilities of Company. Company shall, except as otherwise expressly allocated under the subsequent provisions of this Section 3 or otherwise under this Agreement:

              (i) be liable for and pay, or cause to be paid, and shall indemnify and hold harmless Lakes and each other Lakes Member against all Taxes (other than Transaction Taxes) that relate to all Tax Returns that Company is required to prepare and file, or cause to be prepared and filed, pursuant to
Section 2 of this Agreement; and

              (ii) be entitled to all refunds of Taxes related thereto.

         (b) Tax Liabilities of Lakes. Lakes shall, except as otherwise expressly allocated under the subsequent provisions of this Section 3 or otherwise under this Agreement:

              (i) be liable for and pay, or cause to be paid, and shall indemnify and hold harmless Company and each other Post-Distribution Company Member against all Taxes (other than Transaction Taxes) that relate to all Tax Returns that Lakes is required to prepare and file, or cause to be prepared and filed, pursuant to Section 2 of this Agreement; and

              (ii) be entitled to all refunds of Taxes related thereto.

         (c) Special Allocation of Company Tax Liabilities for Certain Taxable Periods.

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The economic cost of the following Taxes (other than Transaction Taxes) related to any Tax Returns required to be filed by Company under Section 2(a) and otherwise payable under Section 3(a) shall be allocated among the parties and their respective subsidiaries in the following manner:

              (i) Pre-Distribution Taxable Periods. If any Tax Return of any Pre-Distribution Member for any Pre-Distribution Taxable Period has not been filed on or before the Distribution Date, the economic cost of all liabilities for Taxes related to such Tax Return shall be allocated in the manner set forth in Section 3(c)(ii); and any refunds of Taxes related thereto shall be allocated in the same manner.

              To the extent that any Tax liabilities related to any Tax Return filed by any Pre-Distribution Member on or before the Distribution Date for any Pre-Distribution Taxable Period are changed by a Final Determination or as a result of an amended Tax Return filed after the Distribution Date, and (A) any portion of such change is derived solely from any Tax Items reasonably and equitably related to any of the Lakes Business and Assets, determined by computing such change with and without such Tax Items, then the economic cost of such portion shall be allocated to the Lakes Group and Lakes shall indemnify and hold harmless Company and each other Post-Distribution Company Member against such cost; or (B) any portion of such change is derived solely from any Tax Item reasonably and equitably related to any of the Mississippi Business and Assets, determined by computing such change with and without such Tax Items, then the economic cost of such portion shall be allocated to the Post-Distribution Company Group and Company shall indemnify and hold harmless Lakes and each other Lakes Member against such cost. To the extent that any such Tax allocation cannot be made because the Tax liability is not reasonably and equitably traceable in such manner to either the Mississippi Business and Assets or the Lakes Business and Assets, the economic cost of such liabilities shall be allocated between Lakes and Company in the manner for allocating Transaction Taxes.

              (ii) Straddle Periods.

                   (A) Initial Allocation of Straddle Period Taxes on Separate Corporation Tax Returns. Subject to re-allocation under paragraph (C) below, all liability for Taxes (other than Transaction Taxes or any Section 355 Tax Liability) for each Straddle Period that relate to Tax Returns required to be filed by only one corporation subject to this Agreement shall be allocated to the corporation named on each such Tax Return.

              To the extent that any Tax liabilities allocated under this
Section 3(c)(ii)(A) are changed by a Final Determination or as a result of an amended Tax Return filed after the Distribution Date, and (A) any portion of such change is derived solely from any Tax Items reasonably and equitably related to any of the Lakes Business and Assets, determined by computing such change with and without such Tax Items, then the economic cost of such portion shall be allocated to the Lakes Group and Lakes shall indemnify and hold harmless Company and each other Post-Distribution Company Member against such cost; or (B) any portion of such change is derived solely from any Tax Item reasonably and equitably related to any of the Mississippi Business and Assets, determined by computing such change with and without such Tax Items, then the economic cost of such portion shall be allocated to the Post-Distribution

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Company Group and Company shall indemnify and hold harmless Lakes and each other
Lakes Member against such cost. To the extent that any such Tax allocation cannot be made because the Tax liability is not reasonably and equitably traceable in such manner to either the Mississippi Business and Assets or the Lakes Business and Assets, the economic cost of such liabilities shall be allocated between Lakes and Company in the manner for allocating Transaction Taxes.

                   (B) Initial Allocation of Certain Straddle Period Taxes Related to Combined, Consolidated or Unitary Tax Returns. All liability for Income Taxes (other than Transaction Taxes or any Section 355 Tax Liability) for each Straddle Period that relate to any combined, consolidated or unitary Tax Return shall be allocated as follows: (1) all federal, state, province, local and foreign Income Tax Liabilities shall be proportionately allocated among the corporations with positive taxable income included in each such Tax Return, based on the ratio in which the taxable income of each corporation with positive taxable income included in such Tax Return bears to the total positive taxable income of all corporations with positive taxable income included in such Tax Return; any refunds of Income Taxes related thereto shall be allocated in the same manner; and (2) to the extent that any Income Tax Liabilities allocated under this Section 3(c)(ii)(B) are changed by a Final Determination or as a result of an amended Tax Return filed after the Distribution Date; and (I) any portion of such change is derived solely from any Tax Items reasonably and equitably related to any of the Lakes Business and Assets, determined by computing such change to the combined, consolidated or unitary Income Tax Liability with and without such Tax Items, then the economic cost of such portion shall be allocated to the Lakes Group and Lakes shall indemnify and hold harmless Company and each other Post-Distribution Company Member against such cost; or (II) any portion of such change is derived solely from any Tax Item reasonably and equitably related to any of the Mississippi Business and Assets, determined by computing such change to the combined, consolidated or unitary Income Tax Liability with and without such Tax Items, then the economic cost of such portion shall be allocated to the Post-Distribution Company Group and Company shall indemnify and hold harmless Lakes and each other Lakes Member against such cost. To the extent that any such Tax allocation cannot be made because the Income Tax liability is not reasonably and equitably traceable in such manner to either the Mississippi Business and Assets or the Lakes Business and Assets, the economic cost of such liabilities shall be allocated between Lakes and Company in the manner for allocating Transaction Taxes.

                   All liability for Other Taxes (other than Transaction Taxes) for each Straddle Period that relate to any combined, consolidated or unitary Tax Return shall be allocated between Company and Lakes in a reasonable and equitable manner by first re-computing such Other Taxes on such other Tax Returns, taking into account only such other Tax Items that relate to the Mississippi Business and Assets and allocating such re-computed Other Taxes to Company; and secondly re-computing such Other Taxes on such other Tax Returns, taking into account only such Other Tax Items that relate to the Lakes Business and Assets and allocating such re-computed Other Taxes to Lakes. Any refunds of such Other Taxes related thereto shall be allocated in the same manner; and any change in such Other Tax liabilities pursuant to a Final Determination shall be allocated in the same manner.

                   (C) Re-allocation of Certain Straddle Period Tax Liabilities.

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Any liability for Taxes allocated in each Straddle Period under Section
3(c)(ii)(A) above, and any Income Tax Liabilities allocated under Section 3(c)(ii)(B) above, but excluding any Tax liabilities allocated under Section 3(c)(ii)(A) or Section 3(c)(ii)(B) above pursuant to either a Final Determination or as a result of an amended Tax Return filed after the Distribution Date, shall be re-allocated between Lakes and Company in a reasonable and equitable manner by first re-computing such Taxes on such Tax Returns, taking into account only such Tax Items that relate to the Mississippi Business and Assets and allocating such re-computed Taxes to Company; and secondly re-computing such Taxes on such Tax Returns, taking into account only such Tax Items that relate to the Lakes Business and Assets and allocating such re-computed Taxes to Lakes; and any refunds related thereto shall be allocated in the same manner. To the extent that any such Tax allocation cannot be made because the Tax liability is not reasonably and equitably traceable to either the Mississippi Business and Assets or the Lakes Business and Assets, the economic cost of such liabilities shall be allocated between Lakes and Company in the manner for allocating Transaction Taxes.

                   (D) Property and Ad Valorem Taxes. Notwithstanding the foregoing, any property or ad valorem Taxes that are due and payable on of the Lakes Business and Assets shall be paid by Lakes or another Lakes Member; and all other property or ad valorem Taxes shall be paid by Company or another Post-Distribution Company Member and any refunds of such Taxes shall be allocated in the same manner.

         (d) Allocations of Stratosphere Tax Benefits. Notwithstanding any contrary provisions of this Section 3, the economic costs and benefits of the
Section 355 Tax Liability, the Stratosphere Losses and any Stratosphere Tax Benefits shall be allocated as follows:

              (i) Section 355 Tax Liability. Notwithstanding any contrary provisions of this Agreement, (1) after the Distribution, Company shall be entitled to deduct any Stratosphere Losses allowable under the Code to Company or any other Post-Distribution Company in its Affiliated Group in a manner that realizes a Stratosphere Tax Benefit in an amount not to exceed the Section 355 Tax Liability and shall do so at the earliest time permitted under the Code; and
(2) the economic cost of any Section 355 Tax Liability remaining after taking into account all Stratosphere Tax Benefits that can be utilized under the Code to reduce such Section 355 Tax Liability shall be allocated to Lakes or any other appropriate Lakes Member and Lakes shall indemnify and hold harmless Company and each other Post-Distribution Company Member against any such remaining Section 355 Tax Liability, whether included on a Tax Return filed hereunder by Company or determined or changed by a Final Determination.

              (ii) Initial Allocation of Stratosphere Tax Benefits to Lakes. Lakes shall be entitled to the economic benefit of any and all Stratosphere Tax Benefits derived from that portion of the Stratosphere Losses (not to exceed $50,000,000) resulting from the worthlessness of debts owed by Stratosphere Corporation to any Pre-Distribution Member (the "Base Stratosphere Loss"), except to the extent any amount of the Base Stratosphere Loss remaining unused after the Distribution is necessary to reduce the Section 355 Tax Liability (after all other available Stratosphere Losses are used for such purpose). To the extent that Company or any other Pre-Distribution Member realizes or receives any Stratosphere Tax Benefits from the

Base Stratosphere Loss, in excess of any amount required to reduce any Section 355 Tax Liability remaining after all other available Stratosphere Losses are used for such purpose, then such excess amount shall be deposited in the Escrow established pursuant to Section 4 for the benefit of Lakes as security for its obligation to indemnify Company pursuant to the preceding paragraph; provided, however, that such Escrow has not already been terminated under Section 4.

              (iii) Sharing of Any Remaining Stratosphere Tax Benefits. If Company, any other Post-Distribution Company or any Lakes Member realizes or receives any Stratosphere Tax Benefits derived from any remaining portion of the Stratosphere Losses that has not been allocated to Lakes under the preceding paragraph or utilized to reduce the Section 355 Tax Liability, the economic benefit of such remaining portion shall be allocated equally between Lakes and Company as and when it is so realized or received.

              (iv) Payments to Satisfy Allocations. To the extent that any portion of the Stratosphere Tax Benefits allocated to the Lakes Group is realized or received at any time by Company or any other Post-Distribution Company Member that is not entitled to the economic benefit of such portion, then Company shall pay to Lakes the amount of such portion; provided, however, that if the Escrow under Section 4 has not been funded to the full extent provided in Section 4, such payment shall be paid into such Escrow.

              (v) Actions required by Certain Final Determinations. If, pursuant to any Final Determination, all or any portion of the Stratosphere Tax Benefits is disallowed to the Post-Distribution Company Group because any portion of the Stratosphere Losses is found or agreed by IRS to have been incurred by a Lakes Member, then Company shall give Lakes written notice of the particulars of such disallowance and, to the extent permitted by applicable law, the appropriate Lakes Member shall claim any deductions or losses that would result in realization of the Stratosphere Tax Benefits and (a) Lakes (or, if applicable, the Escrow Agent described in Section 4) shall promptly repay to Company any amount of such portion that Company has previously paid to Lakes or such Escrow Agent, and (B) if and when any Lakes Member thereafter realizes any portion of the Stratosphere Tax Benefits in any Taxable Period as a result of such a deduction or loss, Lakes shall pay Company any amount of such portion necessary to reduce any remaining Section 355 Tax Liability, except to the extent of any amount of Stratosphere Tax Benefits that have already been realized or received by Company for that purpose pursuant to this Agreement or otherwise.

         (e) Transaction Taxes. Each of Company and Lakes shall pay, or cause to be paid, and indemnify and hold harmless the other against all Transaction Taxes that each of Company and Lakes, respectively, have agreed to pay pursuant to
Section 6.05 of the Distribution Agreement.

         (f) Carrybacks. If the Lakes Group or one or more Lakes Members generates a Carryback Item (as defined below) that can be carried back to a Straddle Period or Pre-Distribution Taxable Period, then Company shall, upon receiving written notice thereof and at Lakes' expense, promptly prepare and file (or cause to be filed) all Income Tax refund claims and Tax Returns necessary to obtain the full amount of the Income Tax Benefits resulting from such

Carryback Item, and shall pay to Lakes any resulting Income Tax Benefits realized or received by Company or any other Post-Distribution Company Member. Otherwise, any Income Tax Benefit resulting from a Carryback Item shall belong to the party to which it would be assigned under applicable Income Tax law. Each party hereto that is in an Affiliated Group generating a Carryback Item that may create an Income Tax Benefit in the other Affiliated Group containing a party to this Agreement shall promptly provide the common parent of the Affiliated Group that may be entitled to the Income Tax Benefit with a written notice concerning the particulars thereof.

         For purposes of this subsection (f), "Carryback Item" shall mean any net operating loss, net capital loss, unused general business tax credit, or any other Income Tax Item of the Lakes Group that, under the Code or any other applicable Income Tax law, may be carried back to a Taxable Period, the Tax Return of which is required to be filed by Company under Section 2.

         (g) Lakes Payroll and Unemployment Compensation Tax Experience. Company shall make available to Lakes sufficient data to facilitate a determination of the desirability of the transfer to the Lakes Group of any payroll Tax experience and/or any favorable unemployment compensation Tax experience rating of Company. At the election of Lakes, Company shall cooperate to effect a transfer of such payroll Tax experience and/or any favorable experience rating to the Lakes Group within one hundred and twenty (120) days of Lakes's written request therefor, to extent that any such experience transfer is usable in a favorable manner within the Lakes Group for any Post-Distribution Periods or Straddle Periods; provided, however, that unemployment compensation Tax experience shall be allocated pursuant to the Employee Benefits and Other Employment Matters Allocation Agreement between Lakes and Company, of even date herewith.

         (h) Allocation of Taxes for Purposes of Pro Forma Statements. For purposes of the pro forma financial statements described in Section 4.19 of the Merger Agreement (as defined in the Distribution Agreement) the parties agree that nothing in this Agreement shall change the allocation of Taxes between Company (including its subsidiaries) and Lakes (including its subsidiaries), as set forth in such statements.

         (i) Tax Benefits Relating to Tender Offer and Defeasance of Company Debt. Notwithstanding anything to the contrary contained herein, with respect to any Income Tax benefit arising from Company's defeasance and subsequent redemption of its 9% Senior Notes due 2004 (the "Senior Notes") or the tender offer and consent solicitation by Park Place Entertainment Corporation, a Delaware corporation ("Park Place"), for Company's 10-1/8% First Mortgage Notes due 2003 (the "Mortgage Notes"), including without limitation any Income Tax benefit arising as a result of Company's acquisition by Park Place, but excluding any Income Tax Benefit resulting from the unamortized costs associated with the original issuance of the Senior Notes or the Mortgage Notes (collectively, the "Company Debt Repayment Income tax Benefits"), (x) Company shall be entitled to any and all Company Debt Repayment Income Tax Benefits, and
(y) in no event shall any Lakes Member be entitled to any portion of the Company Debt Repayment Income Tax Benefits.

         (j) Treatment of Insurance Arrangement. With respect to the obligation owed by Company to Lakes and described in the Insurance Receivable Agreement between Company and Lakes, relating to casualty insurance proceeds and dated on the date hereof, the parties agree that (x) unless otherwise required by applicable law or as the result of a Final Determination, the parties shall treat the payment of such obligation as nondeductible by Company and not includible in income by any Lakes Member, and (y) Company shall indemnify and hold each Lakes Member harmless against any Taxes (subject to Section 8 below) that arise from the receipt of any payments with respect to such obligation, including without limitation any Taxes that arise because the treatment required by clause (x) is not permitted by applicable law or as a result of a Final Determination.

    Section 4. Escrow of Certain Stratosphere Tax Benefits.

         (a) Creation and Purpose of Escrow. As provided in Section 3(d)(ii), to the extent that Company or any other Pre-Distribution Member realizes or receives any Stratosphere Tax Benefits from the Base Stratosphere Loss, the parties shall cause such amount to be deposited for the benefit of Lakes, as security for its obligation to indemnify Company pursuant to Section 3(d)(i), into an escrow account established by Lakes and Company (the "Escrow") with a bank having trust powers and reasonably acceptable to them (the "Escrow Agent"), pursuant to a written escrow agreement intended to carry out the purposes of this Section 4 and to be entered into (immediately before any such deposit) by and among Lakes, Company, the Escrow Agent and Park Place Entertainment Corporation, a Delaware corporation (the "Escrow Agreement"), in a form to be mutually agreed upon in good faith by them within thirty (30) days after the date on which the Merger Agreement (as defined in the Distribution Agreement) is executed and delivered, and such form of escrow agreement shall thereupon be attached hereto as Exhibit A. The Escrow shall serve as collateral security solely for any remaining obligation of Lakes to indemnify Company pursuant to
Section 3(d)(i). Lakes will be entitled to periodically receive any investment income earned by any assets invested under the Escrow Agreement.

         (b) Termination of Escrow. The Escrow shall terminate upon the earliest of the following events:

              (i) Company (and its Representatives) and Lakes (and its Representatives) shall have mutually agreed, in the manner provided in Section 2(g), that the amount of the Section 355 Tax Liability is reasonably ascertainable, that the amount of Stratosphere Losses remaining after any pre-Distribution realization of Stratosphere Tax Benefits under Section 3(d) is sufficient for the realization of Stratosphere Tax Benefits that will reduce the
Section 355 Tax Liability to zero and that Company will have a "reasonable basis" (as defined in Code section 6662) for doing so in the applicable Tax Return to be filed by Company for federal Income Tax purposes. The parties shall diligently attempt in good faith to reach such agreement as soon as practicable after the Distribution, but in no event later than sixty (60) days after the Distribution Date and, if the parties are unable to agree on such matter within that period, they shall use the dispute resolution procedures in Section 2(g) to determine such issues. If the determination described in this paragraph is not made because the facts and/or applicable Tax law prevents such a determination, the Escrow shall terminate upon the earliest of the events described in the following two paragraphs.

              (ii) The indemnification obligation of Lakes under Section 3(d)(i) shall have expired as a result of a Final Determination or the expiration of the latest applicable Income Tax statute of limitation; and the date of such any such expiration shall have been either agreed upon by Company and Lakes in writing or otherwise determined in the manner provided in Section 2(g).

              (iii) Lakes shall have satisfied its indemnification obligation under Section 3(d)(i), from the Escrow or otherwise; and Company and Lakes shall have either agreed that such obligation has been satisfied or such issue shall have been determined in the manner provided in Section 2(g).

         Upon termination of the Escrow, Company and Lakes shall promptly and jointly notify the Escrow Agent in writing concerning such termination and the amount (if any) to be paid to Company to satisfy the indemnification obligation of Lakes under Section 3(d)(i). To the extent that any assets remain in the Escrow after such indemnification obligation expires or is satisfied, any assets remaining in the Escrow shall be disbursed to Lakes after the Escrow Agent has been paid, from the Escrow or otherwise, any fees and expenses due the Escrow Agent under the Escrow Agreement.

         If the parties do not agree on any such matter and the Escrow Agent does not receive a written determination under Section 2(g) with respect to any such matter, the Escrow Agent shall disburse the assets of the Escrow pursuant to the final, non-appealable order of a court of competent jurisdiction.

    Section 5. Taxability and Reporting of Stock Options. Each of Company and Lakes shall be responsible for making all reports required to be made to any relevant taxing authority with respect to any grants or exercises of stock options with respect to such party's capital stock in any Post-Distribution Straddle Periods or Post-Distribution Taxable Periods. The appropriate Post-Distribution Company Member shall be entitled to the economic benefit of, and to the extent permitted by applicable law shall take, any Income Tax deductions arising by reason of exercises of options to purchase shares of Company stock or dispositions of such stock. The appropriate Lakes Member shall be entitled to the economic benefit of, and to the extent permitted by applicable law, shall take any Income Tax deductions arising by reason of exercises of options to purchase shares of Lakes stock or dispositions of such stock.

    If, pursuant to a Final Determination, all or any part of a Income Tax deduction required to be taken pursuant to this Section 5 is either not permitted by applicable law, or is disallowed to a Post-Distribution Company Member (or a Lakes Member), then, to the extent permitted by applicable law, the party first aware of such condition shall notify the other in writing of the particulars; and the appropriate Lakes Member (or Post-Distribution Company Member) shall take such Income Tax deduction and shall pay, to the party entitled to economic benefit of such Income Tax deduction under this Agreement, the amount of any Income Tax Benefit resulting from such deduction.

    Section 6. Severance Pay. Payments made for and as severance pay shall be deducted for Income Tax purposes, to the extent permitted by applicable Tax law, by the corporation that makes the severance payment.

    If, pursuant to a Final Determination, all or any part of an Income Tax deduction for severance pay is disallowed to any Post-Distribution Company Member, then, to the extent permitted by applicable law, the appropriate member of the Lakes Group shall claim such deduction. If any Lakes Member receives an Income Tax Benefit in any Taxable Period as a result of such an Income Tax deduction, Lakes shall pay to Company the amount of such Income Tax Benefit.

    If, pursuant to a Final Determination, all or any part of an Income Tax deduction for severance pay is disallowed to any Lakes Member, then, to the extent permitted by applicable law, the appropriate Post-Distribution Company Member shall claim such deduction. If any Post-Distribution Company Member receives an Income Tax Benefit in any Taxable Period as a result of such an Income Tax deduction, Company shall pay to Lakes the amount of such Income Tax Benefit.

    Section 7. Cancellation of Other Tax Allocation or Tax-Sharing Agreements. Effective upon the Distribution, Company and Lakes hereby agree to cancel or cause to be canceled all agreements (other than this Agreement and the Distribution Agreement) providing for the allocation or sharing of Taxes to which any Lakes Member would otherwise be bound following the Distribution. Such cancellation shall be retroactive to the extent any such agreement is inconsistent with any provision of this Agreement that affects any Straddle Period or Pre-Distribution Taxable Period.

    Section 8. Indemnification Procedures.

         (a) Unless otherwise specified in this Agreement, all indemnification and reimbursement payments to be made pursuant to this Agreement shall be made within thirty (30) days of written notice of a request for indemnification or reimbursement by the Indemnified Party, which notice shall be accompanied by a computation of the amount due.

         (b) If an indemnification or reimbursement is required to be made under this Agreement only upon the realization or receipt by the Indemnifying Party of an Income Tax Benefit, such payment shall be made no later than thirty (30) days after the earlier of (i) the filing or (ii) the due date (including extensions) of the Tax Return with respect to which such Income Tax Benefit is realized; or, if the Income Tax Benefit was realized or received on a Tax Return that was due or filed prior to the time the indemnification or reimbursement obligation arose, no later than thirty (30) days after such obligation arose. The parties shall cooperate in good faith in enforcing the provisions of this paragraph (b), which cooperation shall include the provision of reasonable access to the Tax Returns of the Indemnifying Party by the Indemnified Party pursuant to Section 9 in order to determine the amount of any indemnification or reimbursement payment to be made pursuant to this paragraph (b).

         (c) If an Indemnified Party realizes or receives an Income Tax Benefit in any Taxable Period as a result of making a payment or suffering a loss with respect to which an indemnification or reimbursement payment is required to be made to it by an Indemnifying Party (including any payment due under the next paragraph), after taking into account any Income Tax Detriment the Indemnified Party would incur upon receipt of such payment, the Indemnified Party shall pay the amount of such Income Tax Benefit to the Indemnifying Party or, if the Indemnifying Party has not yet satisfied such obligation, the Indemnified Party may notify the Indemnifying Party in writing that the amount of such Income Tax Benefit shall be set off against any such indemnification or reimbursement payment then due.

         (d) If an Indemnifying Party realizes or receives an Income Tax Benefit in any Taxable Period as a result of making an indemnification or reimbursement payment to an Indemnified Party, after taking into account any Income Tax Detriment that would result from any related payment due the Indemnifying Party under the preceding paragraph, the Indemnifying Party shall also pay to the Indemnifying Party the amount of any such Income Tax Benefit.

         (e) Any payment (other than interest) made hereunder by any Indemnifying Party to any Indemnified Party shall be treated by all parties for all purposes, to the extent permitted by applicable law, as a non-taxable dividend distribution or a capital contribution made on the Distribution Date.

         (f) If any indemnification or reimbursement payment required to be made pursuant to this Agreement is not made when due, such payment shall bear interest at a rate equal to the prevailing federal short-term interest rate as determined from time to time under Code section 6621.

    Section 9. Procedures for Sharing of Information and Settlement of Tax Disputes.

         (a) Tax Return Information. Company and Lakes agree to fully cooperate with each other in connection with preparation of all Tax Returns required to be filed by them, any audits thereof and any determination of the amount of an indemnification or reimbursement payment requested hereunder. Such cooperation shall include making personnel and records available promptly and within twenty
(20) days (or such other period as may be reasonable under the circumstances) after a request for such personnel or records is made by the taxing authority or the other party. If any member of the Post-Distribution Company Group or the Lakes Group, as the case may be, unreasonably fails to provide any information requested pursuant to Section 2, Section 8 or this Section 9, then the requesting party shall have the right to engage an independent certified public accountant of its choice to gather such information. Company or Lakes, as the case may be, agrees to permit any such independent certified public accountant full access to the Tax Return information in the possession of any Post-Distribution Company Member or any Lakes Member, as the case may be, during reasonable business hours; and to reimburse or pay directly all costs and expenses in connection with the engagement of such independent certified public accountant.

         (b) Accuracy of Information. If any Post-Distribution Company Member or Lakes Member, as the case may be, supplies information to a member of the other group in connection with the preparation of any Tax Return and an officer of the requesting party is required by applicable law to sign a statement or other document under penalties of perjury in reliance upon the accuracy of such information, then a duly authorized officer of the party supplying such information shall certify, under penalties of perjury, the accuracy and completeness of the information so supplied within twenty (20) days of supplying such information. Company shall indemnify and hold harmless each member of the Lakes Group and its Representatives; and Lakes shall indemnify and hold harmless each Post-Distribution Company Member and its Representatives, against any cost, fine, penalty or other expenses of any kind attributable to the negligence (other than intentional misconduct) of a Post-Distribution Company Member or a Lakes Member, as the case may be, in supplying a member of the other group with inaccurate or incomplete information, in connection with the preparation any Tax return.

         (c) Tax Research Credit. Within 180 days after the Distribution, Company will furnish Lakes, pursuant to Code section 41, with any base period information any Lakes Member will need to properly compute its Tax research credits, if applicable, for years beginning after the Distribution Date.

         (d) Tax Audits. Except as otherwise provided below in subsection 9(e), Company shall have sole responsibility for and control over all audits with respect to any Tax Return it is required to file under Section 2; and Lakes shall have sole responsibility and control over all audits with respect to any Tax Return it is required to file under Section 2.

         (e) Tax Dispute and Settlement Procedures. The parties shall follow the procedures set forth below:

              (i) For purposes of this subsection (e), "Adjustment" shall mean any proposed or final change in the Tax liability of a taxpayer.

              (ii) To the extent any Tax authority (a) reviews, formally or informally in any examination; or (B) proposes an Adjustment to, any Tax Item or Tax liability properly allocable to any Lakes Member under this Agreement, Lakes and Company shall mutually agree with respect to all issues raised in any such examination and the negotiation and settlement or litigation concerning such Tax Item or Tax liability; and any disputes with respect to such matters shall be resolved as provided in Section 2(g), except that the standard for determining such dispute shall be the result that a reasonable and well-advised investor owning both parties would determine, taking into account the minimization of Taxes of both parties taken as a whole. If any such review or proposed Adjustment involves a Tax Return required to be filed by Company under Section 2, Company shall notify Lakes in writing of the particulars as soon as possible, so that Lakes and its Representatives may diligently exercise its rights hereunder with respect to such Tax Item or Tax Liability, but in no case less than ten (10) days before either party is required to respond to the IRS or other applicable taxing authority.

              (iii) To the extent any Tax authority (a) reviews, formally or informally in any examination; or (B) proposes an Adjustment to, any Tax Item or Tax liability properly allocable to any Post-Distribution Company Member under this Agreement, Company shall control the examination, negotiation and settlement or litigation concerning such Tax Item or Tax liability, except as provided otherwise in paragraph (iv) below. If any such review or proposed Adjustment involves a Tax Return required to be filed by Lakes under Section 2, Lakes shall notify Company in writing of the particulars as soon as possible, so that Company and its Representatives may diligently respond and take such control with respect to such Tax Item or Tax Liability, but in no case less than ten
(10) days before either party is required to respond to the IRS or other applicable taxing authority.

              (iv) Notwithstanding paragraphs (ii) and (iii) above, to the extent any Tax authority (a) reviews, formally or informally in any examination; or (B) proposes an Adjustment to, any Income Tax Item that affects the Section 355 Tax Liability, any Stratosphere Tax Benefits or is related to any Stratosphere Losses, Lakes and Company shall mutually agree with respect to all issues raised in any such examination and the negotiation and settlement or litigation concerning such Income Tax Item or related Tax liability; and any disputes with respect to such matters shall be resolved as provided in Section 2(g), except that the standard for determining such dispute shall be the result that a reasonable and well-advised investor owning both parties would determine, taking into account the minimization of Taxes of both parties taken as a whole. If such dispute or proposed Adjustment involves a Tax Return required to be filed by Company under Section 2, Company shall notify Lakes in writing of the particulars as soon as possible so that Lakes and its Representatives may diligently exercise its rights hereunder, but in no case less than ten (10) days before either party is required to respond to the IRS or other applicable taxing authority.

              (v) Notwithstanding the foregoing, any party (and its Representatives) that is not in partial or complete control of any such matter shall be entitled, at such party's expense, to participate in all conferences, meetings and proceedings with respect thereto and shall be entitled to consult with the controlling party with respect to all such matters. Notwithstanding the foregoing, if the IRS or any other taxing authority proposes an Adjustment that would disallow any of the deductions required to be taken by a Post-Distribution Company Member (or a Lakes Member) pursuant to this Agreement, Company (or Lakes) shall diligently contest such proposed disallowance, or shall cause such disallowance to be contested, to the extent reasonable.

              (vi) Company may consult with Lakes, and Lakes agrees to fully cooperate with Company, in the negotiation, Adjustment, settlement or litigation of any Tax Item or Tax liability allocated under this Agreement to any Post-Distribution Company Member regardless of the effect (or lack of effect) of any such matter upon any Tax Item or Tax liability allocated under this Agreement to any Lakes Member; provided, however, that such Tax Item or Tax liability relates to a Pre-Distribution Taxable Period or Straddle Period.

              (vii) Lakes may consult with Company, and Company agrees to fully cooperate with Lakes, in the negotiation, Adjustment, settlement or litigation of Tax Item or Tax liability allocated under this Agreement to any Lakes Member, regardless of the effect (or lack of effect) of any such matter upon any Tax Item or Tax liability allocated under this Agreement to any Post-Distribution Company Member; provided, however, that such Tax Item or Tax liability relates to a Pre-Distribution Taxable Period or Straddle Period.

              (viii) Company will notify Lakes in writing of any Adjustment (and any Final Determination thereof) to the Income Tax basis of any item included in the Lakes Business and Assets, specifying the nature of the Adjustment, such that the appropriate Lakes Member will be able to reflect the revised basis in its Income Tax books and records for Post-Distribution Taxable Periods.

         (f) Except as otherwise provided in this Agreement, if as a result of a Final Determination after the Distribution Date with respect to any Income Tax Item (including, without limitation, any Income Tax Item relating to depreciation or amortization) of one party or any member of its Affiliated Group (the "First Party") that results in an Income Tax Detriment to the First Party in any Taxable Period, any other party to this Agreement or any member of its Affiliated Group that is not then in the First Party's Affiliated Group (the "Second Party") becomes entitled to take a reporting position with respect to the same Income Tax Item that is consistent with the Final Determination and would result in an Income Tax Benefit to the Second Party, then (i) the Second Party shall take such position on an appropriate Tax Return, including an amended Tax Return, unless the Second Party has already taken a reporting position consistent with such Final Determination; and (ii) if the Second Party does realize or has realized an Income Tax Benefit in any Taxable Period as a result of taking or having taken such position, then the Second Party shall pay to the First Party the amount of such Income Tax Benefit (net of any Income Tax Detriment suffered by the Second Party as a result of taking or having taken such position) within six months after the Tax year in which such realization occurs or, if later, within sixty days after the Second Party receives written notice from the First Party that it has suffered such an Income Tax Detriment in any past Tax year.

    Section 10. Retention of Records.

         (a) Company and Lakes agree to retain all the appropriate records that may affect the determination of the liability for Taxes of any Post-Distribution Company Member or Lakes Member, respectively, until such time as there has been a Final Determination with respect to such liability for Taxes.

         (b) Any party intending to destroy any materials, records, or documents shall provide the other party with ninety (90) days advance notice of such destruction and shall offer the other party the opportunity to copy or take possession of such records and documents.

         (c) Company and Lakes will notify each other in writing of any waivers or extensions of the applicable statute of limitations for any Tax that may affect the period of time for which any materials, records, or documents must be retained for purposes of such Tax.


    Section 11. Miscellaneous.

         (a) Term of the Agreement. This Agreement shall become effective as of the date of its execution and, except as otherwise expressly provided herein, shall continue in full force and effect indefinitely.

         (b) Injunctions. The parties acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. The parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having competent jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.

         (c) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, void or unenforceable. In the event that any such term, provision, covenant or restriction is held to be invalid, void or unenforceable, the parties hereto shall use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

         (d) Assignment. Except by operation of law or in connection with the sale of all or substantially all the assets of a party hereto, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the advance written consent of the other party; and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that the provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

         (e) Further Assurances. Subject to the provisions hereof, the parties hereto shall make, execute, acknowledge, and deliver such other instruments and documents; and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each of the parties shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders, and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority, and promptly provide the other party with all such information as it may reasonably request in order to be able to comply with the provisions of this paragraph.

         (f) Parties in Interest. Except as herein otherwise specifically provided, nothing in this Agreement expressed or implied is intended to confer any right or benefit upon any person, firm, corporation or other entity, other than the parties and their respective successors and permitted assigns.

         (g) Waivers, Etc. No failure or delay on the part of the parties in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement, nor consent to any departure by the parties therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

         (h) Set Off. Except as otherwise expressly provided in this Agreement, all payments to be made by any party under this Agreement shall be made without set off, counterclaim, or withholding, all of which are expressly waived.

         (i) Change of Law. If, due to any change in applicable law or regulations or their interpretation by any court of law or other governing body having competent jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement or any transaction contemplated thereby shall become impracticable or impossible, the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

         (j) Confidentiality. Subject to any contrary requirement of applicable law and the right of each party to enforce its rights hereunder in any legal action, each party agrees that it shall keep strictly confidential, and shall cause its employees and agents to keep strictly confidential, any information that it or any of its employees or agents may require pursuant to, or in the course of performing its obligations under, any provision of this Agreement.

         (k) Headings. The descriptive headings in this Agreement are intended for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         (l) Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto; and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

         (m) Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made, or served, if in writing and delivered personally, by telegram or sent by certified mail, postage prepaid, or by facsimile transmission to:

         If to Company at: GRAND CASINOS, INC.
                           3930 Howard Hughes Pkwy.
                           4th Floor
                           Las Vegas, Nevada 89109
                           Attention: General Counsel
                           Telecopy:  (702) 699-5179

         If to Lakes at:   LAKES GAMING, INC.
                           130 Cheshire Lane
                           Minneapolis, Minnesota 55305
                           Attn: Chief Financial Officer
                           Telecopy: (612) 449-8509

or to such other address as either party may, from time to time, designate in a written notice given in a like manner. Notice given by telegram shall be deemed delivered when received by the recipient. Notice given by mail as set out above shall be deemed delivered five (5) calendar days after the date the same is mailed. Notice given by facsimile transmission shall be deemed delivered on the day of transmission; provided, however, that telephone confirmation of receipt is obtained promptly after completion of the transmission.

         (n) Costs and Expenses. Unless otherwise specifically provided herein, each party agrees to pay its own costs and expenses resulting from the fulfillment of its respective obligations hereunder.

    Section 12. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the domestic substantive laws of the State of Minnesota without regard to any choice or conflict of laws, rules, or provisions that would cause the application of the domestic substantive laws of any other jurisdiction.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the date first written above.

                                        GRAND CASINOS, INC.

                                        By:     /s/ Timothy Cope
                                           ----------------------------
                                        Its:           CFO
                                            ---------------------------


                                        LAKES GAMING, INC.


                                        By:    /s/  Timothy Cope
                                           ----------------------------
                                        Its:           CFO
                                            ---------------------------

                                    EXHIBIT A


Attached As Exhibit A to this Tax Allocation and Indemnity Agreement is a copy of the Tax Escrow Agreement (See Exhibit 10.4)